UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 8, 2023

Date of Report (Date of earliest event reported)

Plutonian Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41554	86-2789369
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1441 Broadway 3rd, 5th & 6th Floors New York NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 969-0946

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of one Common Stock, one redeemable Warrant, and one Right	PLTNU	The Nasdaq Stock Market LLC
Common Stock	PLTN	The Nasdaq Stock Market LLC
Warrant, each warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	PLTNW	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-sixth of one share of Common Stock	PLTNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As approved by its stockholders at the special meeting of Stockholders held on August 8, 2023 (the “Special Meeting”), Plutonian Acquisition Corp. (“Plutonian” or the “Company”) entered into an amendment to the Investment Management Trust Agreement, dated as of November 9, 2022, with Continental Stock Transfer & Trust Company, on August 8, 2023 (the “Trust Amendment”). Pursuant to the Trust Amendment, the Company has the right to extend the time for the Company to complete its initial business combination (the “Business Combination Period”) under the Trust Agreement, up to four times for an additional three months each time, from August 15, 2023 to August 15, 2024 (the date that is 21 months from the closing date of the Company’s initial public offering of units (“IPO”)). The Trust Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its stockholders at the Meeting on August 8, 2023, Plutonian filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on August 9, 2023 (the “Charter Amendment”), giving the Company the right to extend the Business Combination Period up to four times for an additional three months each time, from August 15, 2023 to August 15, 2024 (the later such date actually extended being referred to as the “Extended Date”). The Charter Amendment is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 8, 2023, the Company held the Special Meeting. On July 12, 2023, the record date for the Special Meeting, there were 7,511,125 shares of common stock of Plutonian entitled to be voted at the Special Meeting. At the Special Meeting, 6,318,201 shares of common stock of Plutonian or 84.12% of the shares entitled to vote at the Special Meeting were represented in person or by proxy.

1.	Charter Amendment

Stockholders approved the proposal to amend the Company’s amended and restated certificate of incorporation, giving Plutonian the right to extend the Business Combination Period up to four times for an additional three months each time, from August 15, 2023 to August 15, 2024. Adoption of the Charter Amendment required approval by the affirmative vote of at least a majority of the Company’s outstanding shares of common stock. The voting results were as follows:

FOR	AGAINST	ABSTAIN
6,225,503	92,698	0

2.	Trust Amendment

Stockholders approved the proposal to amend the Company’s Investment Management Trust Agreement, dated as of November 9, 2022, by and between the Company and Continental Stock Transfer & Trust Company to allow the Company to extend the Business Combination Period up to four times for an additional three months each time, from August 15, 2023 to August 15, 2024. Adoption of the amendment required approval by the affirmative vote of at least a majority of the Company’s outstanding shares of common stock sold in the IPO. The voting results were as follows:

FOR	AGAINST	ABSTAIN
6,225,503	92,698	0

Item 8.01. Other Events.

In connection with the stockholders’ vote at the Special Meeting of Stockholders held by Plutonian on August 8, 2023, 2,487,090 shares were tendered for redemption.

On August 1, 2023, $210,000 has been deposited into the trust account managed by Continental Stock Transfer and Trust Company to extend the Business Combination Period from August 15, 2023 to November 15, 2023. Accordingly, Plutonian now has until November 15, 2023, to complete its initial business combination.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Certificate of Incorporation of Plutonian Acquisition Corp. dated August 8, 2023
10.1	Amendment to the Investment Management Trust Agreement, dated as of November 9, 2022, between Plutonian Acquisition Corp. and Continental Stock Transfer & Trust Company dated August 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2023

PLUTONIAN ACQUISITION CORP.

By:	/s/ Wei Kwang Ng
Name:	Wei Kwang Ng
Title:	Chief Executive Officer

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